UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 9, 2003

Date of Report (Date of Earliest Reported Event)

GENETRONICS BIOMEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-29608	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11199 Sorrento Valley Road, San Diego California, 92121-1334

(Address of principal executive offices)

(858) 597-6006

(Registrant’s telephone number, including area code)

ITEM 5.  Other Events.

On June 9, 2003, the Board of Directors of Genetronics Biomedical Corporation (the “Company”) approved an extension of the expiration date from June 6, 2003 until July 7, 2003 for the exercise of each of the $0.65 Warrants and the $0.70 Warrants that were issued in June 2002.  The Company has outstanding $0.65 Warrants to purchase up to 896,126 shares of its common stock, par value $0.001 (“Common Stock”) at a purchase price of $0.65 per share.  The Company has outstanding $0.70 Warrants to purchase up to 2,661,858 shares of its Common Stock at a purchase price of $0.70 per share.  Other than the extension of the expiration date, no other terms or conditions of the $0.65 Warrants or the $0.70 Warrants have been changed.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENETRONICS BIOMEDICAL CORPORATION

DATED: June 10, 2003	By:	/s/ Peter Kies
Peter Kies
Chief Financial Officer